Exhibit 4.3

MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan
1 Purpose
The purpose of this Plan is to promote the interests of the Company, and any Parent or Subsidiary thereof, by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Units and Stock Appreciation Rights to aid the Company, and any Parent or Subsidiary thereof, in obtaining these goals. This Plan is an amendment and restatement of the previous plan denominated the Saber Business Solutions, Inc. 2013 Stock Incentive Plan.
2 Definitions
Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.
2.1 Amendment Date means, with respect to any amendment to this Plan pursuant to Section 12 referenced in Section 9.1, the earlier of (1) date on which this Plan is so amended by the Board, or (2) the date on which such amendment is approved by the stockholders.
2.2 Board means the Board of Directors of the Company.
2.3 Business means the design, development and delivery of cost-effective cloud-based applications and related services.
2.4 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized Persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.
2.5 Change of Control means either of the
(a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or
(b) any transaction pursuant to which Persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., more than 50%) voting interest in the Company.
However, notwithstanding the foregoing, in no event shall an Initial Public Offering of the Company’s Common Stock constitute a Change of Control.
2.6 Change of Control Value of a Share, with respect to a Change of Control, shall mean the Fair Market Value of a Share as of the date of such Change of Control as determined by the Board in its complete and absolute discretion; provided, however, in determining such Fair Market Value, the Board shall not take into account any “change of control consideration” which is escrowed and paid at a date later than the Change of Control or which is subject to an “earnout” provision with post-Change of Control performance contingencies. The intent is that in determining Change of Control Value, the Board may make a subjective determination of the Fair Market Value of a Share without taking into account amounts that may be paid for a Share at a point in time occurring later than the date of the Change of Control, which will eliminate issues associated with deferred compensation. For purposes of this Section 2.6, the term “change of control consideration” shall mean, with respect to a Change of Control, all cash, debt or equity securities and other property paid or issued by an acquiring Person to the Company and/or its stockholders in consideration for such Change of Control.
2.7 Code means the Internal Revenue Code of 1986, as amended.
2.8 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5.3 hereof. Any such committee shall be comprised entirely of Directors.
2.9 Company means MapAnything, Inc., a Delaware corporation, formerly denominated as Cloudbilt, Inc., and Saber Business Solutions, Inc., and any successor to such organization.
2.10 Common Stock means the Class B Non-Voting Common Stock of the Company.
2.11 Confidential Information means (a) information of the Company, or any Parent or Subsidiary thereof, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, or any Parent or Subsidiary thereof, (ii) was disclosed to Participant or of which Participant became aware of as a consequence of Participant’s relationship with the Company, or any Parent or Subsidiary thereof, (iii) possesses an element of value to the Company, or any Parent or Subsidiary thereof, and (iv) is not generally known to the Company’s competitors, or any competitor of any Parent or Subsidiary thereof, and (b) information of any third party provided to the Company, or any Parent or Subsidiary thereof,
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

which the Company, or any Parent or Subsidiary thereof, is obligated to treat as confidential, including, but not limited to, information provided to the Company, or any Parent or Subsidiary thereof, by its licensors, suppliers, Customers, or Prospective Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company, or any Parent or Subsidiary thereof, or any third party, (iii) advertising or marketing plans, (iv) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, Customer lists and Prospective Customer lists compiled by the Company, or any Parent or Subsidiary thereof, and Customer and Prospective Customer information compiled by the Company, or any Parent or Subsidiary thereof, (v) methods of operation, (vi) price lists, (vii) financial information and projections, and (viii) personnel data. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating this Plan or the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.
2.12 Continuous Service means the absence of any interruption or termination of service as an Employee or Key Person. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive officer of the Company, or any Parent or Subsidiary thereof, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company, or any Parent or Subsidiary thereof, policy adopted from time to time; or (iv) transfers between locations of the Company, or any Parent or Subsidiary thereof, or between Company, a Parent, or a Subsidiary, or any successors to such organization. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether an Employee or Key Person is in the Continuous Service of the Company, a Parent, or Subsidiary at any time.
2.13 Controlled Group means the Company and any other entity the employees of which would be required to be aggregated with the employees of the Company pursuant to Code §§414(b), (c), (m) or (o).
2.14 Customer means any Person to whom the Company, or any Parent or Subsidiary thereof, has sold its products or services.
2.15 Deferred Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.
2.16 Director means a member of the Board.
2.17 Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.
2.18 Eligible Recipient means an Employee and/or a Key Person.
2.19 Employee means a common law employee of the Company, a Subsidiary or a Parent.
2.20 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.21 Exchange Act means the Securities Exchange Act of 1934, as amended.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

2.22 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.
2.23 Fair Market Value of each Share on any given date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per Share cannot be ascertained or is unavailable for such date, the Fair Market Value per Share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):
(a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination or, if the stock exchange or national market on which the Shares trade is not open on the date of determination, the last business day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
(b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or
(c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.
2.24 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938, as amended (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.
2.25 Forfeiture Activities means, with respect to a Participant, any of the following:
(a) Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, reverse engineers, divulges, sells, exchanges, furnishes, gives away, or transfers in any way the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, or the Business of a Parent or Subsidiary thereof, except as authorized in writing by the Company, or any Parent or Subsidiary thereof; (ii) during the Participant’s employment with the Company, or any Parent or Subsidiary thereof, uses, discloses, reverse engineers, divulges, sells, exchanges, furnishes, gives away, or transfers in any way (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Participant during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) after the Participant’s cessation of services for the Company, or any Parent or Subsidiary thereof, (a) retains any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or (b) destroys, deletes, or alters any Trade Secrets or Confidential Information without the Company’s (or a Parent’s or Subsidiary’s) prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect for so long as such information constitutes Confidential Information as defined in this Plan. The confidentiality, property, and proprietary rights
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

protections available in this Plan are in addition to, and not exclusive of, any and all other rights to which the Company, or any Parent or Subsidiary thereof, is entitled under federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties.
(b) Solicitation of Customers. During the Forfeiture Period of such Participant, the Participant directly or indirectly, solicits any Customer for the purpose of selling or providing any products or services competitive with the Business. This subsection (b) shall apply only to those Customers (i) with whom or which Participant dealt on behalf of the Company, or any Parent or Subsidiary thereof, (ii) whose dealings with the Company, or any Parent or Subsidiary thereof were coordinated or supervised by Participant, (iii) about whom Participant obtained Confidential Information in the ordinary course of business as a result of Participant’s association with the Company, or any Parent or Subsidiary thereof, or (iv) who receive products or services authorized by the Company, or any Parent or Subsidiary thereof, the sale or provision of which results or resulted in compensation, commissions, or earnings for Participant within two (2) years prior to the date of termination of Participant’s employment with, or engagement to provide services for, the Company, or any Parent or Subsidiary thereof.
(c) Solicitation of Prospective Customers. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits any Prospective Customer of the Company, or any Parent or Subsidiary thereof, for the purpose of selling or providing any products or services competitive with the Business. This subsection (c) shall apply only to those Prospective Customers (i) with whom or which Participant dealt on behalf of the Company, or any Parent or Subsidiary thereof, (ii) whose dealings with the Company, or any Parent or Subsidiary thereof were coordinated or supervised by Participant, or (iii) about whom Participant obtained Confidential Information in the ordinary course of business as a result of Participant’s association with the Company, or any Parent or Subsidiary thereof.
(d) Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment or service relationship with the Company, or any Parent or Subsidiary thereof, or (b) work for any other Person engaged in the Business. This subsection (d) shall only apply to Forfeiture Period Employees (i) with whom such Participant had Material Interaction, or (ii) such Participant, directly or indirectly, supervised.
(e) Non-Disparagement. During Participant’s employment or service relationship with the Company, or any Parent or Subsidiary thereof, and following the termination of Participant’s employment or service relationship with the Company, or any Parent or Subsidiary thereof, the Participant makes any disparaging or defamatory statements, whether written or oral, regarding the Company, or any Parent or Subsidiary thereof,. This shall not preclude the Participant from responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding.
2.26 Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, or any Parent or Subsidiary thereof, and for a period of two (2) years thereafter.
2.27 Forfeiture Period Employee means any Person who (a) is employed by or providing services to the Company, or any Parent or Subsidiary thereof, at the time Participant ceases to
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

perform services for the Company, or any Parent or Subsidiary thereof, or (b) was employed by or providing services to the Company, or any Parent or Subsidiary thereof, during the last year in which Participant performed services for the Company, and any Parent or Subsidiary thereof (or during the period in which the Participant performed services for the Company, or any Parent or Subsidiary thereof, if the Participant performed services for the Company, or any Parent or Subsidiary thereof, for less than a year).
2.28 Good Reason shall exist if (i) the Company, or any Parent or Subsidiary thereof, without the consent of a Participant who is performing services for the Company, or any Parent or Subsidiary thereof, materially (a) diminishes such Participant’s base compensation (unless similar diminishments are made to similarly situated executes), (b) diminishes such Participant’s authority, duties or responsibilities (unless such diminishment is in connection with a Change of Control), (c) changes the geographic location at which such Participant must perform the services, or (d) breaches, whether by action or inaction, the agreement under which such Participant provides services; (ii) such Participant provides written notice to the Company, or any Parent or Subsidiary thereof, of the existence of such condition described in subsection (i) of this paragraph within thirty (30) days of the initial existence of such condition and provides the Company, or any Parent or Subsidiary thereof, with thirty (30) days to remedy such condition (the “Cure Period”); (iii) the Company, or any Parent or Subsidiary thereof, fails to remedy such condition within the Cure Period; and (iv) Participant elects to resign within thirty (30) days of the expiration of the Cure Period.
2.29 Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any Person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that, subject to the provisions of this Section, no Person shall be deemed to be an Incumbent Director until such time as he or she takes office as a Director of the Company.
2.30 Initial Public Offering means the closing of the Company’s initial public offering of any class or series of the Company’s equity securities pursuant to an effective registration statement filed by the Company under the Securities Act.
2.31 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
2.32 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

2.33 Key Person means (a) a member of the Board who is not an Employee, or (b) a consultant or advisor; provided, however, that such consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (i) not being in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of 17 CFR §230.701(c)(1).
2.34 Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee that relates or related, directly or indirectly, to the performance of such Participant’s duties or the Forfeiture Period Employee’s duties for the Company, and any Parent or Subsidiary thereof.
2.35 NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.
2.36 Option means a right to purchase Shares pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NQSO.
2.37 Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.
2.38 Parent means any corporation (other than the corporation employing a Participant or for which a Participant is performing services) in an unbroken chain of corporations ending with the corporation employing a Participant or for which a Participant is performing services if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant or for which a Participant is performing services owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant or for which a Participant is performing services) in an unbroken chain of corporations ending with the corporation employing a Participant or for which a Participant is performing services if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant or for which a Participant is performing services owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.
2.39 Participant means an individual who receives a Stock Incentive hereunder.
2.40 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).
2.41 Person means an individual or entity.
2.42  Plan means the MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan, as may be amended from time to time (formerly the Saber Business Solutions, Inc. 2013 Stock Incentive Plan).
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

2.43 Prospective Customer means any Person to which the Company, or any Parent or Subsidiary thereof, has solicited to purchase its products or services.
2.44 Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the Participant until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.
2.45  SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, which when subtracted from the Fair Market Value of a Share on exercise of such Stock Appreciation Right, determines the payment that the holder of such Stock Appreciation Right may be entitled to receive.
2.46 Securities Act means the Securities Act of 1933, as amended.
2.47 Separation from Service means a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h) (without giving effect to any elective provisions that may be available under such provisions).
2.48 Share means a share of the Class B Non-Voting Common Stock of the Company.
2.49 Specified Employee means a “specified employee” as defined in Treas. Reg. §1.409A-1(i) using the identification methodology selected by the Company from time to time.
2.50 Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the Participant, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the SAR Exercise Price noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.
2.51 Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Deferred Stock Unit, or a Stock Appreciation Right.
2.52 Stock Incentive Agreement means an agreement between the Company and a Participant evidencing an award of a Stock Incentive.
2.53 Subsidiary means any corporation (other than the corporation employing such Participant or for which such Participant is performing services) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant or for which such Participant is performing services) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.54 Ten Percent Stockholder means a Person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a Person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants will be considered to be owned by the Person, and if a domestic or foreign corporation , partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a Person as a trustee of a voting trust is considered owned by such Person is determined under all of the facts and circumstances. Stock that a Person may purchase under outstanding options is not treated as stock owned by such Person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.
2.55 Trade Secrets means information of the Company, or any Parent or Subsidiary thereof, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual Customers, clients, licensors, or suppliers, or a list of Prospective Customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
3 Shares Subject to Stock Incentives
3.1  Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The maximum number of shares which may be issued under the Plan is Four Hundred Thousand (400,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares that have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.
3.2 Determination of Maximum Aggregate Shares Issuable. Any Shares subject to a Stock Incentive that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive thereafter shall again become available for use under this Plan. Only the net number of Shares that are issued pursuant to the exercise of an Option shall be counted as issued in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.2(e).
3.3 Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total maximum number of Shares that may be issued pursuant to Stock Incentives under this Plan pursuant to the preceding Sections of this Section 3.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of Three Hundred Fifty Thousand (350,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.
4 Effective Date
The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the stockholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that stockholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the stockholders, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the stockholders after being submitted to the stockholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that stockholder approval of this Plan is obtained unless the Participant receiving such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO by a Participant prior to the date that stockholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Participant. In addition, in the event that stockholder approval of this Plan is not obtained, any Stock Incentives intended to meet the performance-based compensation exception of Code §162(m)(4)(C) may not meet such exception.
5 Administration
5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its complete and absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, or any Parent or Subsidiary thereof, on each affected Eligible Recipient, and on each other Person directly or indirectly affected by such actions.
5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other Persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other Persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a subcommittee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.
5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, or any Parent or Subsidiary thereof, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.
5.5 Indemnification for Decisions. No member of the Board or the Committee (or a subcommittee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a subcommittee thereof) shall constitute service as a Director of the Company, so that the members of the Committee (or a subcommittee thereof) shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, or the Committee (or a subcommittee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

member of the Board or the Committee (or a subcommittee thereof) if the loss or liability was the result of gross negligence or willful misconduct by the Director or would not be allowed under applicable law. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from the stockholders of the Company.
5.6 Majority Rule. A majority of the members of the Board (or its delegate) shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Board (or its delegate), shall constitute action of the Board.
6 Eligibility
Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.
7 Terms of Stock Incentives
7.1 Terms & Conditions of All Stock Incentives.
(a) Grants of Stock Incentives. The Board, in its complete and absolute discretion, shall grant Stock Incentives under this Plan from time to time and, to the extent allowed by Sections 7.2(j) and 7.3(g) herein, shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.
(b) Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its complete and absolute discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.
(c) Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its complete and absolute discretion may, subject to the provisions of the Plan, from time to time determine.
(d) Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive, (3) has taken all such other action necessary to direct the grant of the Stock Incentive, and (4) if applicable, any conditions imposed on such grant by the Board have been fulfilled.
7.2 Terms & Conditions of Options.
(a) Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete and absolute discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.
(b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company, or any Parent or Subsidiary thereof, and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, or any Parent or Subsidiary thereof,, and other factors deemed relevant by the Board, in its complete and absolute discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.
(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. If an Option is a NQSO, the Exercise Price of a Share shall be no less than (1) the minimum price required by applicable state law, or (2) the minimum price required by the Company’s charter, whichever price is greatest. Any Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant. Any Option intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of a Share on the date granted determined as of the date of such grant. Any Option that is not intended to be “deferred compensation” subject to Code §409A must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant, consistent with Treas. Reg. §1.409A-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service. Notwithstanding the foregoing, the Exercise Price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) or Treas. Reg. §1.409A-1(b)(5)(v)(D) may be established under the requirements of those provisions without regard to the foregoing (see subsection (h) below)
(d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:
(1) make an Option exercisable before the date such Option is granted; or
(2) make an Option exercisable after the earlier of:
(i) the date such Option is exercised in full, or
(ii) the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Stockholder, or the
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder.
A Stock Incentive Agreement may provide for the exercise of an Option after the employment or service of a Participant has terminated for any reason whatsoever, including death or disability. The Participant’s rights, if any, upon termination of employment or service will be set forth in the applicable Stock Incentive Agreement. The exercise period of an Option shall be tolled during any period that the Option cannot be exercised because such an exercise would violate an applicable Federal, state, local or foreign law, or would jeopardize the ability of the Company to continue as a going concern; provided, however, the period during which the Option may otherwise be exercised shall be extended only thirty (30) days after the exercise of the Option first would no longer violate such applicable Federal, state, local or foreign laws or first would no longer jeopardize the ability of the Company to continue as a going concern.
(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise and subject to the discretion of the Committee, by delivery to the Company of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In a “net share” exercise, the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; and provided further, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to the “net share” exercise, (B) Shares are delivered to the Optionee as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or a “cashless” or “net share” exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above and unless prohibited by the Sarbanes-Oxley Act of 2002, in the complete and absolute discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

promissory note to be executed by the Participant and that shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (that shall not be less than the prime bank loan rate as determined by the Board, that shall be established at the time of exercise, and that must be a market rate based on the rate environment at the date of exercise, taking into account the provisions of Code §7872) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its complete and absolute discretion and provided for under the Stock Incentive Agreement.
(f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if a Participant holding an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company, or any Parent or Subsidiary thereof, determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other Person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an Initial Public Offering of the Company’s stock, rights of the Company to repurchase Shares acquired pursuant to the exercise of an Option, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares by a Participant or other Option holder pursuant to the exercise of an Option, that the Participant or Option holder execute an agreement by which the Participant or Option holder agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect.
(g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its complete and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant, and in each case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift or transfer by domestic relations order, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its complete and absolute discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.
Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.
(h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option granted in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.
(i) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).
(j) Potential Repricing of Stock Options. With respect to any one or more Options granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Options is appropriate without the need for any additional approval of the Stockholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, a Restricted Stock Award, or other equity in the Company. The Board shall have the unilateral right, without the need for any consent or acquiescence by a Participant holding an Option, to reduce the Exercise Price of such Option so
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

long as no other terms and conditions of such Option are modified and the Participant is notified in writing of the Exercise Price reduction.
7.3 Terms and Conditions of Stock Appreciation Rights.
(a) Grants of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the SAR Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or not less than eighty-five percent (85%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted in the case of any other Stock Appreciation Right. Any Stock Appreciation Right that is not intended to provide deferred compensation subject to Code §409A must be granted with a SAR Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant, consistent with Treas. Reg. §1.409A-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.
(b) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.
(c) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part. Furthermore, if the Participant holding a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right may not be exercised during the six (6) month period following the hardship distribution, unless the Company, or any Parent or Subsidiary thereof, determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The exercise period of a Stock Appreciation Right shall be tolled during any period that the Stock Appreciation Right cannot be exercised because such an exercise would violate an applicable Federal, state, local or foreign law, or would jeopardize the ability of the Company to continue as a going concern; provided, however, the period during which the Stock Appreciation Right may otherwise be exercised shall be extended only thirty (30) days after the exercise of the Stock Appreciation Right first would no longer violate such applicable Federal, state, local or foreign laws or first would no longer jeopardize the ability of the Company to continue as a going concern.
(d) Restrictions on Shares Awarded. Shares awarded pursuant to Stock Appreciation Rights shall be subject to such restrictions as determined by the Board for periods determined by
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Stock Appreciation Right as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Stock Appreciation Rights, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Stock Appreciation Rights prior to their sale to any other Person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s Shares, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares by a Participant pursuant to the exercise of a Stock Appreciation Right, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect.
(e) Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant, except that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its complete and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right that is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant, and in each case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift or transfer by domestic relations order, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its complete and absolute discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.
(f) Special Provisions for Tandem SARs. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference
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between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.
(g) Potential Repricing of SARs. With respect to any one or more Stock Appreciation Rights granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Stock Appreciation Rights is appropriate without the need for any additional approval of the Stockholders of the. For this purpose, “repricing” of Stock Appreciation Rights shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the SAR Exercise Price of an existing Stock Appreciation Right; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Stock Appreciation Right at a time when its SAR Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Stock Appreciation Right, in exchange for another Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company. The Board shall have the unilateral right, without the need for any consent or acquiescence by a Participant holding a Stock Appreciation right, to reduce the SAR Exercise Price of such Stock Appreciation Right so long as no other terms and conditions of such Stock Appreciation Right are modified and the Participant is notified in writing of the SAR Exercise Price reduction.
7.4 Terms & Conditions of Restricted Stock Awards.
(a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions that lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction. The Company may retain the certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however, if the Participant holding a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Participant may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company, or any Parent or Subsidiary thereof, determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.
(b) Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the expiration of the applicable restrictions or the
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant as part of a Restricted Stock Award.
(c) Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.
(d) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Award, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Award prior to their sale to any other Person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares pursuant to a Restricted Stock Award held by a Participant, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect.
(e) Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except, subject to applicable law and other applicable restrictions: (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant; provided, however, that the transferee must be bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.
(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement expressly provides otherwise, holders of Restricted Stock Awards shall, with respect to the Shares subject to such Stock Incentive Agreement, be entitled (1) to vote such Shares, and (2) to receive any dividends declared upon such Shares, during any period of restriction imposed by the Stock Incentive Agreement, but shall not be entitled (1) to vote such Shares, or (2) to receive any dividends declared upon such Shares, on or after the date on which Shares are forfeited pursuant to such Stock Incentive Agreement.
7.5 Terms & Conditions of Deferred Stock Units.
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

(a) Grants of Deferred Stock Units. A Deferred Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Deferred Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Deferred Stock Units or may grant Deferred Stock Units without the requirement of a cash payment; provided, however, if a Participant holding Deferred Stock Units receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for any Deferred Stock Unit may be made by the Participant during the six (6) month period following the hardship distribution, unless the Company, or any Parent or Subsidiary thereof, determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan. A Participant’s right to Shares based upon Deferred Stock Units shall be an unfunded, unsecured obligation of the Company until such time as Shares are actually issued to the Participant pursuant to the terms and provisions of the Stock Incentive Agreement evidencing such Deferred Stock Units, and such Participant shall have no right to any specific assets of the Company prior thereto.
(b) Vesting of Deferred Stock Units. The Board may establish a vesting schedule applicable to a Deferred Stock Unit and may specify the times, vesting and performance goal requirements that may be applicable to a Deferred Stock Unit. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Deferred Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.
(c) Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Deferred Stock Units awarded to a Participant.
(d) Necessity of Stock Incentive Agreement. Each grant of Deferred Stock Units shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Shares in the future, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Deferred Stock Units in accordance with Section 12 of this Plan.
(e) Transferability of Deferred Stock Units. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Deferred Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.
(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Deferred Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Deferred Stock Units.
(g) Code §409A Requirements. A Deferred Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred
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compensation plan.” Grants of Deferred Stock Units under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Deferred Stock Unit.
(h) No ERISA Employee Benefit Plan Created. Except to the extent that the Board expressly determines otherwise in resolutions, a Deferred Stock Unit must contain terms and provisions designed to ensure that the Deferred Stock Unit will not be considered an “employee benefit plan” as defined in ERISA §3(3)
(i) Restrictions on Shares Awarded. Shares awarded pursuant to Deferred Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Deferred Stock Unit as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Deferred Stock Units, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Deferred Stock Units prior to their sale to any other Person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s Shares, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the grant of any Shares to a Participant pursuant to Deferred Stock Units, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect.
8 Securities Regulation
Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act, and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the complete and absolute discretion of the Company bear a legend to the effect that such Shares have not been registered under the Securities Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the Securities Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. The Company shall not be required to issue any Shares under any Stock Incentive if the issuance of such Shares would constitute a violation by the Participant, the Company or any other Person of any provisions of any law or regulation of any governmental
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authority, including any federal or state securities laws or regulations. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant hereto or pursuant to a grant of a Stock Incentive to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that Shares may not be issued pursuant to a Stock Incentive unless and until the Shares covered by such grant are registered or are exempt from registration, the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
9 Life of Plan
No Stock Incentive shall be granted under this Plan on or after the earlier of:
9.1 the tenth (10th) anniversary of the Effective Date of this Plan (or the tenth (10th) anniversary of the Amendment Date of any subsequent amendment to this Plan if such amendment would require the approval of the stockholders pursuant to Treas. Reg. §1.422-2(b)(2) and such approval was obtained), or
9.2 the date on which all of the Shares available for issuance under Section 3 of this Plan have (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan, lapse of all restrictions under Restricted Stock Awards granted under this Plan, or vesting and payment of all Deferred Stock Units granted under this Plan) been issued or no longer are available for use under this Plan.
After such date, this Plan shall continue in effect with respect to any then-outstanding Stock Incentives until (1) all then-outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable, (2) all Restricted Stock Awards have vested or been forfeited, and (3) all Deferred Stock Units have vested and been paid or been forfeited.
10 Adjustment
Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any Eligible Recipient under Section 3 of this Plan, the number and type of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, may be adjusted by the Board in its complete and absolute discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FASB ASC §718-10-20. Furthermore, the Board shall have the right to, and may in its complete and absolute discretion, adjust (in a manner that satisfies the requirements of Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) that provides for the substitution or assumption of such Stock Incentives; provided, however, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FASB ASC §718-10-20. If any adjustment under this Section
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creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected Persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.
11 Change of Control of Company
11.1  General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed Options (including the possibility of different treatment with respect to different Participants), take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”), notwithstanding any provision of Section 12.4 of this Plan:
(a) Accelerate (in whole or in part) the vesting and/or exercisability of any such Non-Assumed Option on or before a specified Action Effective Date; and/o
(b) Unilaterally cancel all or any portion of any such Non-Assumed Option to the extent that is not vested and/or has not become exercisable as of a specified Action Effective Date (regardless of whether such Non-Assumed Option has any intrinsic value); and/or
(c) Unilaterally cancel all or any portion of any such Non-Assumed Option as of a specified Action Effective Date in exchange for:
(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to all or the portion of such Non-Assumed Option being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate Exercise Price for such Shares; and/or
(2) cash or other property equal in value to the excess of the Fair Market Value of any Shares (or fractional Shares) that could be purchased subject to all or the portion of such Non-Assumed Option being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate Exercise Price for such Shares; and/or
(d) Unilaterally cancel all or any portion of any such Non-Assumed Option as of a specified Action Effective Date in exchange for cash or other property equal in value to the excess of the Change of Control Value of any Shares (or fractional Shares) that could be purchased subject to all or the portion of such Non-Assumed Option being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate Exercise Price for such Shares; and/or
(e) Unilaterally cancel all or any portion of any such Non-Assumed Option after a specified Action Effective Date after providing the holder of such Option with (1) an opportunity to exercise all or the portion of such Non-Assumed Option being cancelled to the extent vested
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and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) on or before such Action Effective Date, and (2) reasonable notice of such opportunity to exercise prior to such Action Effective Date; and/o
(f) Unilaterally require the exercise of, and unilaterally cause the exercise of, all or a portion of any such Non-Assumed Option by a “cashless” or “net share” exercise (as described in Section 7.2(e) hereof) as of a specified Action Effective Date; and/or
(g) Unilaterally cancel all or any portion of any such Non-Assumed Option as of a specified Action Effective Date and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to all or the portion of such Non-Assumed Option being cancelled determined as of such Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.
(h) In each case above where the Committee has a unilateral cancellation right with respect to an Non-Assumed Option, the Committee may require that the holder of such Non-Assumed Option execute a cancellation agreement with the Company releasing claims against the Company (and any successor thereto), and, if the Committee does so require, then any payment required under the foregoing provisions shall be contingent upon such execution occurring and not being revoked, and the cancellation shall occur regardless of whether such payment is made.
With respect to subsection (e) above, notwithstanding any provision of this Plan or any Stock Incentive Agreement to the contrary, unless prohibited by the Sarbanes-Oxley Act of 2002, the Committee may, in its complete and absolute discretion, allow the holder of any such Non-Assumed Option to exercise such Non-Assumed Option under the provisions of subsection (e) above with a promissory note which shall become due and payable as of, or shortly after, the date of the Change of Control on such terms and conditions as the Committee may determine, consistent with the requirements of Code §7872. However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.
11.2 General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed SARs (including the possibility of different treatment with respect to different Participants), take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

Change of Control) (such date referred to as the “Action Effective Date”), notwithstanding any provision of Section 12.4 of this Plan:
(a) Accelerate (in whole or in part) the vesting and/or exercisability of such Non-Assumed SAR on or before a specified Action Effective Date; and/or
(b) Unilaterally cancel all or any portion of any such Non-Assumed SAR which has not vested or which has not become exercisable as of a specified Action Effective Date (regardless of whether such Non-Assumed SAR has any intrinsic value); and/or
(c) Unilaterally cancel all or any portion of any such Non-Assumed SAR as of a specified Action Effective Date in exchange for:
(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate SAR Exercise Price for such Shares subject to such Non-Assumed SAR; and/or
(2) cash or other property equal in value to the excess of the Fair Market Value of any Shares (or fractional Shares) subject to all or any portion of such Non-Assumed SAR being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate SAR Exercise Price for such Shares subject to such Non-Assumed SAR; and/or
(d) Unilaterally cancel all or any portion of any such Non-Assumed SAR as of a specified Action Effective Date in exchange for cash or other property equal in value to the excess of the Change of Control Value of any Shares (or fractional Shares) subject to all or the portion of such Non-Assumed SAR being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) minus the aggregate SAR Exercise Price for such Shares; and/or
(e) Unilaterally cancel all or any portion of such Non-Assumed SAR as of a specified Action Effective Date after providing the holder of such SAR with (1) an opportunity to exercise all or the portion of such Non-Assumed SAR being cancelled to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) on or before such Action Effective Date, and (2) reasonable notice of such opportunity to exercise prior to such Action Effective Date; and/or
(f) Unilaterally require the exercise of, and unilaterally cause the exercise of, all or any portion of any such Non-Assumed SAR as of a specified Action Effective Date; and/or
(g) Unilaterally cancel all or any portion of such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares subject to all or the portion of such Non-Assumed SAR being cancelled determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate SAR Exercise Price for such Shares.
(h) In each case above where the Committee has a unilateral cancellation right with respect to a Non-Assumed SAR, the Committee may require that the holder of such Non-Assumed SAR execute a cancellation agreement with the Company releasing claims against the Company (and any successor thereto), and, if the Committee does so require, then any payment
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required under the foregoing provisions shall be contingent upon such execution occurring and not being revoked, and the cancellation shall occur regardless of whether such payment is made.
However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.
11.3 General Rule for Deferred Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Deferred Stock Units granted under this Plan, with respect to any Deferred Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed DSU”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed DSUs (including the possibility of different treatment with respect to different Participants), take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”) and only if such action does not cause the affected Non-Assumed DSU to fail to comply with Code §409A or to fail to be exempt from Code §409A, notwithstanding any provision of Section 12.4 of this Plan:
(a) Accelerate (in whole or in part) the vesting of such Non-Assumed DSU on or before a specified Action Effective Date; and/or
(b) Unilaterally cancel all or any portion of any such Non-Assumed DSU which has not vested as of a specified Action Effective Date (regardless of whether such Non-Assumed DSU has any intrinsic value); and/or
(c) Unilaterally cancel all or any portion of such Non-Assumed DSU as of a specified Action Effective Date and notify the holder of such Non-Assumed DSU of such action, but only if the Fair Market Value of the Shares that were subject to all or the portion of such Non-Assumed DSU being cancelled determined as of the Action Effective Date (taking into account vesting) is zero.
However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed DSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a Deferred Stock Unit.
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11.4 General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.
12 Amendment or Termination
12.1 Amendment of the Plan. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, stockholder approval of an amendment to the Plan may be necessary (1) in order for the Plan to continue to be able to issue ISOs under Code §422 pursuant to Treas. Reg. §1.422-2(b)(2)(iii), (2) in order for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception pursuant to Treas. Reg. §1.162-27(e)(2)(vi), and (3) in order for the Plan to comply with rules promulgated by an established stock exchange or a national market system if the Company is, or becomes, listed or traded on any such established stock exchange or national market system, and, in all cases, the Board shall determine whether approval by the stockholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. Any amendment of the Plan shall be applicable to outstanding Stock Incentives, except to the extent that such amendment diminishes the rights or benefits of a Participant under a Stock Incentive which has been granted prior to the date of such amendment (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), and to such extent, the amendment shall not be applicable to such Stock Incentive unless (a) the Participant holding such Stock Incentive consents in writing to such, (b) this Plan and/or such Stock Incentive expressly allows such to occur, or (c) the Company would otherwise have the right to make such amendment by applicable law.
12.2 Implications of Stockholder Approval. In the event that this Plan is amended and such amendment is subjected to stockholder approval (whether by the Board or by the terms and provisions of this Plan), then in the event that stockholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the stockholders, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should an amendment to this Plan be rejected by the stockholders after being submitted to the stockholders for their approval, the amendment of the Plan shall immediately terminate at that time notwithstanding anything to the contrary (the amendment having been considered to have been in existence only from its original date of Board approval or later effective date to such date of rejection by the stockholders), and no grants made under this Plan thereafter shall be considered as being made from this Plan as so amended. Notwithstanding the foregoing, no ISO whose status as such is dependent upon an amendment to this Plan for which stockholder approval is required shall be exercisable prior to the date that stockholder approval of this Plan is obtained unless the Participant receiving such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes if such stockholder approval is not obtained, and any exercise of such an ISO by a Participant prior to the date that such stockholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Participant. In addition, in the event that stockholder approval of an amendment to this Plan is not obtained, any Stock Incentives intended to meet the performance-based compensation exception of Code §162(m)(4)(C) may not meet such exception (see Treas. Reg. §1.162-27(e)(4)(vi).).
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12.3 Suspension of Awards & Termination of Plan. The Board may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)
12.4 Amendment of Outstanding Stock Incentives. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. No modification, amendment or cancellation of an outstanding Stock Incentive which is expressly allowed under any other provision of this Plan shall be subject to the provisions of this Section 12.4.
13 Performance Criteria for Performance-Based Exception
13.1 Performance Goal Business Criteria. The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:
(a) Earnings per share;
(b) Net income (before or after taxes)
(c) Return measures (including, but not limited to, return on assets, equity or sales)
(d) Cash flow return on investments which equals net cash flows divided by owners’ equity;
(e) Earnings before or after taxes, depreciation and/or amortization;
(f) Gross revenues;
(g) Operating income (before or after taxes)
(h) Total stockholder returns;
(i) Corporate performance indicators (indices based on the level of certain services provided to customers)
(j) Achievement of sales targets;
(k) Completion of acquisitions;
(l) Cash generation, profit and/or revenue targets;
(m) Growth measures, including revenue growth, as compared with a peer group or other benchmark;
(n) Share price (including, but not limited to, growth measures and total stockholder return); and/or
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(o) Pre-tax profits.
The Board may propose for stockholder vote and stockholder approval a change in these general performance measures set forth in this Section at any time.
13.2 Discretion in Formulation of Performance Goals. Unless an applicable Stock Incentive Agreement expressly provides otherwise, the Board shall have the complete and absolute discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the complete and absolute discretion to adjust such Stock Incentives downward).
13.3 Payment upon Achievement of Performance Goals. Any Stock Incentive that is to qualify for the Performance-Based Exception shall be earned, vested and payable only upon the achievement of performance goals established by a Committee composed solely of two (2) or more Outside Directors based upon one or more of the Performance Goal Business Criteria listed in Section 13.1 above; provided, however, the Committee may provide, either in connection with the grant of the Stock Incentive or by an amendment thereafter, that achievement of such performance goals will be waived upon the death or disability of the Participant receiving such Stock Incentive or upon a Change of Control of the Company. Any payment of a Stock Incentive that is to qualify for the Performance-Based Exception shall be conditioned on the written certification of the Committee that such performance goals were satisfied.
13.4 Performance Periods. The Board shall have the complete and absolute discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and, for Stock Incentives that are to qualify for the Performance-Based Exception, must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).
13.5 Modifications to Performance Goal Business Criteria. In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining stockholder approval of such changes, the Board shall have complete and absolute discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.
14 Miscellaneous
14.1 Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive until (i) the Shares subject to such Stock Incentive have been recorded on the Company’s official stockholder records as having been issued and transferred to such Participant, and (ii) the Participant has executed an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s stockholders then in effect. Upon the grant of a Stock Incentive or a Participant’s exercise of such Stock Incentive, the Company will have a reasonable period in which to issue and transfer
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

the Shares to the Participant, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance and transfer.
14.2 No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company, or any Parent or Subsidiary thereof, in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.
14.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, or any Parent or Subsidiary thereof, as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Deferred Stock Unit, or grant of (if a Code §83(b) election is properly made) or substantial vesting of a Restricted Stock Award, the Company, or any Parent or Subsidiary thereof, shall have the right to require the Participant to remit to the Company, or any Parent or Subsidiary thereof, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Deferred Stock Unit, or as a condition to the grant (if a Code §83(b) election is properly made) or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant (if a Code §83(b) election is properly made) or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company, or any Parent or Subsidiary thereof, withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company, or any Parent or Subsidiary thereof, unless the Company, or any Parent or Subsidiary thereof, retains only Shares with a Fair Market Value equal to or less than the minimum amount of taxes required to be withheld.
14.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company, or any Parent or Subsidiary thereof, in writing of such sale or disposition and shall cooperate with the Company, or any Parent or Subsidiary thereof, in providing sufficient information to the Company, or any Parent or Subsidiary thereof, for the Company, or any Parent or Subsidiary thereof, to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

withholding by the Company, or any Parent or Subsidiary thereof, on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company, or any Parent or Subsidiary thereof, may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.
14.5 Unfunded Plan. To the extent that cash or property is payable to a participant under this Plan, such cash or property will be paid by the Company from its general assets, and any Person entitled to such a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company. Shares to be distributed hereunder will be issued directly by the Company from its authorized but unissued or “treasury” stock or a combination thereof. The Company will not be required to segregate on its books or otherwise establish any funding procedure for the amount to be used for the payment of benefits under the Plan. If, however, the Company determines to reserve Shares or other assets to discharge its obligations hereunder, such reservation will not be deemed to create a trust or other funded arrangement.
14.6 No Fiduciary Relationship. Nothing contained in this Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company, or any Subsidiary or Parent on the one hand, and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant or any other Persons on the other hand.
14.7 Relationship to Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company, a Parent, or a Subsidiary, nor shall the adoption of this Plan preclude the Company or a Parent or Subsidiary from establishing any other form of incentive or other compensation plan for Employees or Key Persons of the Company or a Parent or Subsidiary.
14.8 Governing Law. The granting of Stock Incentives under this Plan, the exercisability of any Stock Incentives and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required by applicable law. Specifically, the laws of the State of Delaware shall govern this Plan and any Stock Incentive Agreement issued hereunder. If Delaware’s conflict of law rules would apply another state’s laws, the laws of the State of Delaware shall still govern.
15 Special Provisions Applicable to Deferred Compensation Awards
15.1 Interpretation of Deferred Compensation Awards. A Stock Incentive granted under this Plan shall be interpreted and administered in a manner so that any amount or benefit payable thereunder shall be paid or provided in a manner that is exempt from Code §409A if at all possible. However, to the extent that a Stock Incentive granted under this Plan constitutes deferred compensation subject to Code §409A, the Stock Incentive Agreement shall be interpreted to be compliant with the requirements of Code §409A and applicable Internal Revenue guidance and Treasury Regulations issued thereunder. The term “payment” as used in this Section 15 shall refer to the exercise or disposition of any Option or Stock Appreciation Right, any lapse of a substantial risk of forfeiture with respect to a transfer of property which was subject to such a substantial risk of forfeiture, or any other transfer of cash or other consideration
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

pursuant to the exercise or disposition of a Stock Incentive granted hereunder subject to federal income taxation.
15.2 No Guarantee of Tax Treatment. The tax treatment of the benefits provided under any Stock Incentive granted under this Plan is not warranted or guaranteed. Neither the Company, nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties, or other monetary amounts owed by a Participant as a result of the application of the Code (including Code §409A) or any state tax law.
15.3 Separation from Service Required. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, any payment of such deferred compensation that is required by reason of the termination of employment of, or the cessation of services by, such Participant, shall not be payable to the Participant by reason of such termination or cessation unless the circumstances giving rise to such termination or cessation constitute a Separation from Service of such Participant. If this Section 15.3 prevents the payment or distribution of any amount, such amount shall be paid on the date, if any, on which an event occurs that constitutes a Separation from Service, or such later date as may be required by Section 15.4 below.
15.4 Six Month Delay for Specified Employees. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, any payment of such deferred compensation subject to Code §409A by reason of such Participant’s Separation from Service occurring during a period in which such Participant is a Specified Employee shall be subject to the following:
(a) Lump Sum Payments. If the payment is payable in a lump sum, the Participant’s right to receive the payment of such deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh (7th) month following the Participant’s Separation from Service.
(b) Payments over Time. If the payment is payable over time, the amount of such deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s Separation from Service will be accumulated and the Participant’s right to receive payment of such accumulated amount will be delayed until the earlier of (i) a date no later than thirty (30) days after the Participant’s death, or (ii) the first day of the seventh (7th) month following the Participant’s Separation from Service, whereupon the accumulated amount will be paid to the Participant on such date and the normal payment schedule for any remaining payments will resume.
15.5 Series of Payments. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, any right to a series of installment payments under such Stock Incentive shall, for purposes of Code §409A, be treated as a right to a series of separate payments.
15.6 No Acceleration of Payments. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, no amount that would be payable pursuant to the Stock Incentive
MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

and the terms of this Plan may be accelerated. The provisions of this Section 15.6 shall not preclude the acceleration of vesting of a Stock Incentive, nor the forfeiture of a Stock Incentive.
15.7 Unfunded Unsecured Obligations. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, any obligation of payment required with respect to such deferred compensation shall be a mere unfunded, unsecured obligation of the Company, and shall not provide any Participant a right to any specific asset of the Company.
15.8 Application of Certain Plan Provisions. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, any provisions of this Plan (other than those set forth in this Section 15) that would modify the timing of a payment of such deferred compensation to such Participant holding such Stock Incentive shall be ignored and shall be deemed not applicable. For example, the provisions of this Plan (a) that are contrary to the exercise provisions of an Option or Stock Appreciation Right that provides for such deferred compensation (such as the provisions of Sections 7.2(f) or 7.3(c) delaying exercise after hardship distributions), (b) that provide for exercise in certain situations following a Change of Control that are not allowed by the Stock Incentive (such as provisions in Section 11), (c) that would result in an acceleration of payment (for example, Sections 7.2(f) or 7.3(c) providing the Board the ability to accelerate the time at which an Option or Stock Appreciation Right may be exercised), or (d) that provide for transferability of an Option beyond that allowed by Section 15.9 below) shall not be applicable to a Stock Incentive to the extent that it provides for deferred compensation subject to Code §409A notwithstanding any provision of this Plan or any Stock Incentive to the contrary. However, notwithstanding the foregoing, it is intended that the discretion of the Company pursuant to the provisions of Treas. Reg. §1.409A- 3(j)(4)(ii) through (xiv) shall apply with respect to Stock Incentives granted under this Plan to a Participant to the extent that such Stock Incentives provide deferred compensation subject to Code §409A.
15.9 Non-Transferable. To the extent that a Stock Incentive granted under this Plan to a Participant provides deferred compensation subject to Code §409A, then, notwithstanding anything in this Plan or in the Stock Incentive Agreement pertaining to such Stock Incentive to the contrary, such Stock Incentive may not be encumbered or transferred in any manner, other than by will or by the laws of descent and distribution.

MapAnything, Inc. Amended & Restated 2015 Stock Incentive Plan

AMENDMENT NO. 1 TO
MAPANYTHING, INC. AMENED AND RESTATED
2015 STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 1 (this “Amendment”) to the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan (the “Plan”) of MapAnything, Inc., a Delaware corporation (the “Company”) is made effective as of December 14, 2015. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.
WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in order to increase the maximum number of shares of Common Stock that may be issued thereunder as described below and such amendment has been approved by the stockholders of the Company on the date hereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“3.1. Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The maximum number of shares which may be issued under the Plan is Seven Hundred Seventy-One Thousand Four Hundred Ninety-Four (771,494), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares that have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes”
2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

AMENDMENT NO. 2 TO
MAPANYTHING, INC. AMENDED AND RESTATED
2015 STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 2 (this “Amendment”) to the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan (the “Plan”) of MapAnything, Inc., a Delaware corporation (the “Company”) is made effective as of January 13, 2017. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.
WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in order to increase the maximum number of shares of Common Stock that may be issued thereunder as described below and such amendment has been approved by the stockholders of the Company on the date hereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“3.1. Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The maximum number of shares which may be issued under the Plan is One Million Twenty-Six Thousand Six Hundred Forty-Three (1,026,643), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares that have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes”
2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

AMENDMENT NO. 3 TO
MAPANYTHING, INC. AMENDED AND RESTATED
2015 STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 3 (this “Amendment”) to the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan (the “Plan”) of MapAnything, Inc., a Delaware corporation (the “Company”) is made effective as of September 6, 2017. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.
WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in order to increase the maximum number of shares of Common Stock that may be issued thereunder as described below and such amendment has been approved by the stockholders of the Company on the date hereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“3.1. Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The maximum number of shares which may be issued under the Plan is One Million One Hundred Seventy-Six Thousand Six Hundred Thirty-Four (1,176,634), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares that have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes”
2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

AMENDMENT NO. 4 TO MAPANYTHING, INC. AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 4 (this “Amendment”) to the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan (the “Plan”) of MapAnything, Inc., a Delaware corporation (the “Company”) is made effective as of November 7, 2018. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.
WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in order to increase the maximum number of shares of Common Stock that may be issued thereunder as described below and such amendment has been approved by the stockholders of the Company on the date hereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“3.1. Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The maximum number of shares which may be issued under the Plan is One Million Five Hundred Twenty-Three Thousand Six Hundred Thirty-Four (1,523,634), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares that have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes”
2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.